U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                November 10, 2003





                         Commission file number: 1-9083





                             TREECON RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




                    Nevada                            23-2708876
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)           Identification No.)







           6004 South U.S. Highway 59
                 Lufkin, Texas                          75901
   (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (936) 634-3365

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On November 10, 2003, Ernst & Young LLP ("Ernst & Young") provided a letter to the Registrant confirming the termination of the client-auditor relationship between the Registrant and Ernst & Young. After discussion, the Registrant and Ernst & Young mutually agreed that Ernst & Young would decline to stand for reelection. The Registrant is in the process of engaging new independent public accountants.

The reports of Ernst & Young on the Registrant's financial statements for the past two fiscal years contained neither an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report issued by Ernst & Young on the financial statements included in the Registrant's Form 10-K for the fiscal year ended September 30, 2002 was modified to include an explanatory paragraph describing conditions that raised substantial doubt about the Registrant's ability to continue as a going concern.

The audit committee of the Registrant's Board of Directors did not participate in the termination of the client-auditor relationship with Ernst & Young.

In connection with its audits for the Registrant's two most recent fiscal years, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their reports on the Registrant's financial statements for such years and/or interim periods.

There were no "Reportable Events", as such term is defined in Item 302 of Regulation S-K, during the audits of the past two fiscal years.

The Registrant has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The Registrant will file a copy of such letter after receipt in accordance with Item 304(a)(3) of Regulation S-K.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TreeCon Resources, Inc.

                                          By:      /s/ Mike S. Boatman
                                             -------------------------------
                                             Mike S. Boatman
                                             Vice President and Controller,
                                             Texas Timberjack, Inc.
                                             (principal financial officer)

Dated: November 17, 2003